UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 25, 2012
Oiltanking Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35230	45-0684578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
15631 Jacintoport Blvd.
Houston, Texas 77015
(Address of principal executive offices) (Zip Code)
(281) 457-7900
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On June 25, 2012, Rutger van Thiel notified Oiltanking Partners, L.P. (the “Partnership”) of his intention to resign as a member of the board of directors (the “Board”) of OTLP GP, LLC, the general partner of the Partnership (the “General Partner”), effective immediately. Mr. Thiel’s resignation coincided with his departure as the Managing Director of the Partnership’s foreign parent, Oiltanking GmbH, and is not related to any disagreement with the Partnership’s management or regarding any matter relating to the Partnership’s operations, policies or practices.

On June 25, 2012, Carlin Conner, the Chief Executive Officer of the General Partner, accepted the position of Managing Director of Oiltanking GmbH. On the same day, Mr. Conner notified the Partnership of his intention to resign from his position as Chief Executive Officer of the General Partner. Mr. Conner will remain the Chief Executive Officer of the General Partner until the Board, which is currently considering internal and external candidates, appoints his successor. Mr. Conner will continue to serve as the Chairman of the Board.

Oiltanking GmbH is the sole owner of Oiltanking Holding Americas, Inc., which owns and controls the General Partner of the Partnership. Oiltanking GmbH is a subsidiary of Marquard & Bahls AG, Germany, a privately owned company.

Item 7.01. Regulation FD Disclosure.

On June 26, 2012, the Partnership published a press release announcing the events described above, which is attached hereto as exhibit 99.1 and incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated June 26, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oiltanking Partners, L.P.
		By:	OTLP GP, LLC, its general partner

Dated:	June 28, 2012	By:	/s/ Carlin G. Conner
			Name:	Carlin G. Conner
			Title:	President and Chief Executive Officer

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